Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

	1720 North First Street San Jose, CA 95112-4598	October 13, 2015 For Immediate Release

Contact:	Tom Smegal (408) 367-8200 (analysts)
Shannon Dean (310) 257-1435 (media)

CAL WATER SELLS $150 MILLION OF FIRST MORTGAGE BONDS

SAN JOSE, CA —  California Water Service Group (NYSE: CWT) announced today that California Water Service Company (“Cal Water”), a wholly owned subsidiary of California Water Service Group, sold $150,000,000 in aggregate principal amount of First Mortgage Bonds in a private placement.

The Bonds consist of $50,000,000 of 3.33% Series QQQ maturing October 15, 2025, $50,000,000 of 4.31% Series RRR maturing October 16, 2045, $40,000,000 of 4.41% Series SSS maturing April 16, 2046, and $10,000,000 of 4.61% Series TTT maturing April 14, 2056. The Series QQQ and RRR closed on October 13, 2015 and the Series SSS and TTT will close on March 11, 2016 subject to customary closing conditions.

Interest on the Bonds will accrue and be payable semi-annually in arrears. The dollar weighted average tenor of all the Bond series is 24 years with a coupon of 4.03%. The bonds will rank equally with all of Cal Water’s other First Mortgage Bonds and will be secured by liens on Cal Water’s properties, subject to certain exceptions and permitted liens.

Cal Water plans to use a portion of the net proceeds from the sale of the Bonds to pay down outstanding short-term borrowings. Cal Water plans to add the remainder of the net proceeds to its general funds to be used for general corporate purposes, including capital projects.

The Bonds have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Bonds. The matters discussed in this release include forward-looking statements. These statements are based on current expectations or beliefs and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. California Water Service Group is providing this information as of the date of this news release and assumes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

California Water Service Group is the parent company of California Water Service, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., CWS Utility Services, and HWS Utility Services.  Together these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico, and Hawaii communities.  Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available at our web site at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act.  Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions.  Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements.  The forward-looking statements are not guarantees of future performance.  They are subject to uncertainty and changes in circumstances.  Actual results may vary materially from what is contained in a forward-looking statement.  Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies;  the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events.  When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC).  The Company assumes no obligation to provide public updates of forward-looking statements.

###